EXHIBIT 99.1

For Immediate Release: July 28, 2008

For More Information, Contact:

Duane C. Montopoli, President and Chief Executive Officer

Phone: 603-913-2300

Fax: 603-913-2305

New Hampshire Public Utilities Commission Issues Eminent Domain Order

Rules that taking can occur for $203 million plus $40 million mitigation reserve

MERRIMACK, NH (July 28, 2008) – Pennichuck Corporation (NASDAQ: PNNW) today announced that on Friday, July 25, after the U.S. stock markets had closed for the day, the New Hampshire Public Utilities Commission (“NHPUC”) issued its order in the eminent domain conflict between the Company and the City of Nashua, New Hampshire. The NHPUC ruled that the taking of the assets of the Company’s Pennichuck Water Works, Inc. regulated utility subsidiary is in the public interest provided certain conditions are met, and that the price to be paid for such assets is $203 million. The full text of the order is available on the NHPUC’s website.

The NHPUC established nine (9) conditions to its finding, including that the City place an additional $40 million into a mitigation fund to protect the interests of the customers of the Company’s other two regulated utilities, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. Another condition is that the City submit to the NHPUC, for its advance approval, the final operating contracts between the City and its planned contractors. The other seven (7) conditions cover various aspects of the operation and oversight of the water system under City ownership.

Commenting on these developments, Duane C. Montopoli, Pennichuck’s President and Chief Executive Officer, said, “Based on advice of counsel, we believe that the NHPUC’s order contains a number of significant legal errors that undermine its validity. Accordingly, we expect to seek a rehearing before the NHPUC. Thereafter, if necessary, we will consider an appeal to the New Hampshire Supreme Court, which must be filed within 30 days of a ruling by the NHPUC on the rehearing. The full rehearing and appeal process could take a year or more. If the City’s right to take the utility assets is ultimately upheld, its aldermanic board would then still have to decide whether or not to proceed with the taking assuming the City is able to finance the purchase.”

Commenting further on this matter, Mr. Montopoli added, “It’s important to recognize that this ruling stands for the proposition that if the City can come up with $243 million, it can buy a currently well run water system and then turn its subsequent operation over to a for-profit 100% foreign-owned company. It should also be recognized that this would likely cause a substantial number of Pennichuck’s current employees, most of whom live in the Nashua area, to lose their jobs. On behalf of our employees and shareholders, and the people of New Hampshire, we intend to continue to contest this outcome.”

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company’s real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.

Pennichuck Corporation’s common stock trades on the Nasdaq Global Market under the symbol “PNNW.” The Company’s website is at www.pennichuck.com.

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the timing and results of eminent domain proceedings before the New Hampshire Public Utilities Commission; the possible impact thereof on business operations and net assets; legislation and/or regulation and accounting factors affecting Pennichuck Corporation’s financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation’s annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation’s forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements.